UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2012, InnerWorkings, Inc. (the “Company”) entered into a first amendment (the “First Amendment”) to its Credit Agreement, dated as of August 2, 2010, among the Company, the lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Credit Agreement”). The First Amendment to the Credit Agreement: (i) increases the revolving commitment amount by $50 million, to $150 million in the aggregate, and provides the Company the right to increase the aggregate commitment amount by an additional $25 million, to $175 million; (ii) extends the maturity date of the revolving credit facility from August 2, 2014 to August 2, 2015; (iii) decreases the ranges of applicable rates charged for interest on outstanding loans and letters of credit by 0.35%, from 2.50%-1.50% to 2.15%-1.15% for letter of credit fees and loans based on the Eurodollar rate and from 1.50%-0.50% to 1.15%-0.15% for loans based on the base rate; and (iv) permits the Company to incur certain securitization transactions of up to $50 million in the aggregate, so long as certain tests are met, including a maximum Consolidated Leverage Ratio test (as defined in the First Amendment) and a minimum Consolidated EBITDA test (as defined in the First Amendment). In the event the Company elects to incur securitization transactions in the future pursuant to (iv) above, (a) a new mandatory prepayment test will be implemented that will trigger prepayments based on the sum of the total outstanding borrowings under the revolving credit facility and any such securitization transaction measured against certain of the Company’s account receivables and (b) the quarterly maximum Consolidated Leverage Ratio test will be adjusted from 3.00:1.00 to 2.75:1.00.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) At the end of his term, on June 20, 2012, Peter J. Barris will retire as a director of the Company and will not stand for re-election at the 2012 Annual Meeting of Stockholders, which will take place on June 21, 2012. Mr. Barris advised the Company that his decision not to stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

At the end of his term, on June 20, 2012, Sharyar Baradaran will retire as a director of the Company and will not stand for re-election at the 2012 Annual Meeting of Stockholders, which will take place on June 21, 2012. Mr. Baradaran advised the Company that his decision not to stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.
10.1	First Amendment to Credit Agreement, dated as of April 20, 2012, among InnerWorkings, Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: April 26, 2012	By:	/s/ Joseph M. Busky
	Name:	Joseph M. Busky
	Title:	Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated as of April 20, 2012, among InnerWorkings, Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent.

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